                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 4, 2000


                              U.S. CAN CORPORATION
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             (Exact name of registrant as specified in its charter)



         Delaware                      1-13678                 06-1094196
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(State or other jurisdiction         (Commission            (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)



        900 Commerce Drive
        Oak Brook, Illinois                                      60523
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (630) 571-2500


                                 Not Applicable
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         (Former name or former address, if changed since last report)



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         Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         On October 4, 2000, U.S. Can Corporation, a Delaware corporation (the "Company"), and Pac Packaging Acquisition Corporation, a Delaware corporation ("Pac") organized by Paul W. Jones, Chairman and Chief Executive Officer of the Company, John L. Workman, Chief Financial Officer of the Company, and Berkshire Partners LLC, the Boston-based private equity firm, completed a recapitalization of the Company in which Pac was merged with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 1, 2000, as amended by the First Amendment to Agreement and Plan of Merger dated as of June 28, 2000, and the Second Amendment to Agreement and Plan of Merger dated as of August 22, 2000 (the "Merger Agreement"). The Company is the surviving corporation in the Merger.

         Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company ("Common Stock") outstanding at the effective time of the Merger was converted into the right to receive $20.00 in cash, except for certain shares of Common Stock held by senior management of the Company, Salomon Smith Barney Inc., affiliates of Company directors Ricardo Poma and Francisco A. Soler, and other designated stockholders (the "Rollover Stockholders") which were converted into the right to receive capital stock of the surviving corporation and except for shares of Common Stock held in treasury and held by dissenting stockholders who perfect their appraisal rights under Delaware law. In connection with the Merger and related recapitalization, Squam Lake Investors IV L.P. ("Squam Lake") and affiliates of Berkshire Partners purchased shares of Common Stock and shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"). In addition, certain members of the Company's senior management purchased additional shares of Common Stock. As a result of the recapitalization, the Company's capital stock was delisted from the New York Stock Exchange and became privately-owned by affiliates of Berkshire Partners LLC, the Rollover Stockholders, other members of senior management, and Squam Lake. The following is a table that describes (1) the persons who were stockholders of the Company immediately after the recapitalization; (2) the percentage of shares of common stock of the Company owned by each such stockholder immediately after the recapitalization; and (3) the percentage of shares of preferred stock of the Company owned by each such stockholder immediately after the recapitalization:


                                                  PERCENTAGE OF                PERCENTAGE OF
                                                  COMMON STOCK                PREFERRED STOCK
                                                IMMEDIATELY AFTER            IMMEDIATELY AFTER
     POST-RECAPITALIZATION STOCKHOLDERS        RECAPITALIZATION (1)         RECAPITALIZATION (1)
     ----------------------------------        --------------------         --------------------
Management Investors:
     Gillian V.N. Derbyshire *                       0.625%(2)                         0%
     David R. Ford *                                  0.85%(2)                         0%
     Paul W. Jones *                                 3.625%(2)                         0%
     J. Michael Kirk *                               0.625%(2)                         0%
     John L. Workman *                               1.875%(2)                         0%
     Roger B. Farley *                                1.00%(2)                         0%
     Thomas A. Scrimo                                 0.40%(2)                         0%
AFFILIATES OF MR. POMA:
     Salcorp Ltd. *                                   1.73%                         1.91%
     Barcel Corporation *                             2.34%                         2.58%
     Scarsdale Company N.V., Inc. * (3)               0.05%                         0.05%
AFFILIATES OF MR. SOLER:
     Windsor International Corporation *              0.80%                         0.87%
     Atlas World Carriers S.A. *                      0.47%                         0.52%
     The World Financial Corporation S.A. *           0.47%                         0.52%


OTHER INVESTORS:
     Berkshire Fund V Investment Corp./
     Berkshire Fund V Coinvestment Corp./ Berkshire
     Investors LLC (4)                               76.72%                        84.31%
     Carl Ferenbach *(5)                              0.58%                         0.64%
     Salomon Smith Barney Inc. *                      4.90%                         5.38%
     Lennoxville Investments, Inc. *                  1.06%                         1.16%
     Empire Investments S.A. *                        1.29%                         1.42%
     Squam Lake Investments IV L.P.                   0.59%                         0.64%

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 *    Rollover Stockholder.

(1)      Total equity is $160 million immediately after the recapitalization.

(2) Includes rollover shares and additional shares purchased in connection with the recapitalization.

(3) Scarsdale is affiliated with both Mr. Poma and Mr. Soler. Each of Mr. Poma and Mr. Soler is the beneficial owner of one-half of the Scarsdale shares.

(4) Berkshire Fund V Investment Corp., Berkshire Fund V Coinvestment Corp. and Berkshire Investors LLC are affiliates of Berkshire Partners LLC.

(5) Mr. Ferenbach is a Managing Director of Berkshire Partners and a former director of U.S. Can. Mr. Ferenbach transferred his shares of common stock and preferred stock of the Company to Berkshire Investors LLC shortly after the effective time of the Merger.

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         The Merger and related recapitalization required total funding
(including rollover stock) of approximately $657.9 million, including the funds necessary to (i) make all payments required to effect the Merger and related recapitalization; (ii) complete a tender offer by United States Can Company, a wholly owned operating subsidiary of the Company (the "Company Subsidiary"), for its outstanding 10 1/8% notes due 2006 (plus accrued interest and a bond tender premium) and refinance a majority of the Company Subsidiary's pre-existing senior debt; and (iii) pay related fees and expenses. The recapitalization was funded with a combination of debt and equity comprised principally of the following:

         (a) Equity Financing. Affiliates of Berkshire Partners, Squam Lake, the rollover stockholders, and members of senior management of the Company contributed approximately $160 million in cash and rollover stock in exchange for securities consisting of approximately $53.3 million in Common Stock and $106.7 million in Preferred Stock.

         (b) New Senior Secured Credit Facility. The Company Subsidiary obtained credit facilities in an aggregate amount of $400 million pursuant to the terms of a Credit Agreement, dated as of October 4, 2000, among the Company Subsidiary, the

                  Company, U.S.C. May Verpackungen Holding Inc., the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, and Bank One, NA (Main Office Chicago), as Documentation Agent (the "Credit Agreement"). The Credit Agreement provides for term loan facilities in an aggregate principal amount of $260 million and a $140 million revolving credit facility available for loans and letters of credit. All of the term debt and $20.5 million under the revolving credit facility was used to finance a portion of the recapitalization.

         (c) Senior Subordinated Notes. The Company Subsidiary issued $175 million aggregate principal amount of 12 3/8% senior subordinated notes due 2010 under an indenture dated as of October 4, 2000 among the Company Subsidiary, the Company, domestic restricted subsidiaries of the Company Subsidiary, and Bank One Trust Company, N.A., as trustee (the "Indenture").

The remaining approximately $42.4 million in required funding consisted of approximately $39.2 million of assumed debt, approximately $0.9 million of remaining untendered 10 1/8 notes due 2006 and approximately $2.3 million of working capital.

         In connection with the recapitalization, the Board of Directors of the Company approved an amendment dated October 4, 2000 (the "Rights Agreement Amendment") to its Amended and Restated Rights Agreement dated as of October 19, 1995, as amended by an amendment dated as of June 1, 2000 and amendment dated June 19, 2000, by and between the Company and Harris Trust and Savings Bank, as rights agent (as amended by the Rights Agreement Amendment, the "Rights Agreement") which caused the Rights (as defined in the Rights Agreement) to expire as of the effective time of the Merger.

         In addition, the holders of equity securities of the Company entered into a Stockholders Agreement with the Company, dated as of October 4, 2000 (the "Stockholders Agreement"), in which the equity holders agreed that the Board of Directors of the Company will consist of two designees of the affiliates of Berkshire Partners LLC who are stockholders of the Company so long as the Berkshire stockholders maintain ownership of at least 25% of the common stock of the Company (who shall initially be Richard K. Lubin and Carl Ferenbach), two designees of the management stockholders (who shall initially be Paul W. Jones and John L. Workman),
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     Louis Susman, Richard Poma, Francisco Soler (or other designees of the
     Scarsdale Group (defined as Salcorp Ltd., Barcel Corporation, Scarsdale Company N.V., Inc., Empire Investments S.A., Lennoxville Investments, Inc., and their permitted transferees) if Francisco Soler and Ricardo Poma both no longer serve on the board of directors so long as the Scarsdale Group owns at least 5% of the common stock of the Company) and up to two other independent directors acceptable to the other directors. Upon a majority vote of the holders of common stock of the Company, the composition of the board of directors may be changed to reflect the proportional ownership of common stock of the Berkshire stockholders, the management stockholders and certain other stockholders. In addition to the foregoing, the Stockholders Agreement provides for, among other things, (i) certain restrictions on transfers of shares of capital stock of the Company; (ii) put and call rights for management stockholders' equity interests upon the occurrence of specified events; (iii) drag along and tag along rights with respect to certain transactions and sales of capital stock of the Company; (iv) registration rights for certain stockholders following an initial public offering of the Company's common stock and "piggy-back" registration rights on all registrations of common stock by the Company or any other stockholder; (v) supermajority voting requirements with respect to various corporate matters; and (vi) pre-emptive rights for stockholders to subscribe for newly issued shares of capital stock on a pro rata basis, subject to certain exclusions. Most of the restrictions contained in the Stockholders Agreement will terminate upon consummation of a qualified initial public offering of common stock by the Company or certain changes in control of the Company.

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         The preceding discussion is qualified in its entirety by reference to the Merger Agreement, the Credit Agreement, the Indenture and the Rights Agreement Amendment, which are exhibits hereto and incorporated herein by reference.

         Item 5.   OTHER EVENTS.

         On October 4, 2000, the Company issued the press release attached as
Exhibit 99.1 hereto and incorporated herein by reference.

         Item 7.  EXHIBITS.

         2.1 Agreement and Plan of Merger, dated as of June 1, 2000 (filed as Exhibit 2 to the Company's Current Report on Form 8-K dated June 15, 2000 and incorporated by reference herein).

         2.2 First Amendment to Agreement and Plan of Merger, dated as of June 28, 2000 (filed as Exhibit 2.2 to the Company's Current Report on Form 8-K dated June 30, 2000 and incorporated by reference herein).

         2.3 Second Amendment to Agreement and Plan of Merger, dated as of August 22, 2000 (filed as Exhibit 2.3 to the Company's Current Report on Form 8-K dated August 31, 2000 and incorporated by reference herein).

         4.1      Indenture, dated as of October 4, 2000.

         10.1     Credit Agreement, dated as of October 4, 2000.

         10.2 Amendment No. 3 to Amended and Restated Rights Agreement, dated as of October 4, 2000.

         99.1     Press Release, dated October 4, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2000                           U.S. CAN CORPORATION


                                                  By: /s/ John L. Workman
                                                     ---------------------------
                                                     John L. Workman
                                                     Executive Vice President
                                                     and Chief Financial Officer